EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to incorporation  by reference in the Registration  Statement on Form
S-8, to be filed in January 2002, of

(1) our independent auditor's report dated June 20, 2001, relating to the balance sheets of Senior Optician Service, Inc. (SEC File No. 0-28683, CIK # 1101423) as of March 31, 2001 and 2000 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended March 31, 2001 and 2000, which report appears in the 2001 Annual Report on Form 10-KSB of Senior Optician Service, Inc.; and

(2) our independent accountant's review report dated January 11, 2002 relating to the unaudited balance sheets of Senior Optician Service, Inc. as of December 31, 2001 and 2000 and the related statements of operations and comprehensive income for the nine and three months ended December 31, 2001 and 2000 and the statements of cash flows for the nine months ended December 31, 2001 and 2000, which report has been submitted to management as it relates to the December 31, 2001 Quarterly Report on Form 10-QSB.




                                                        /s/ S.W. HATFIELD, CPA
                                                        ----------------------
                                                        S. W. HATFIELD, CPA

Dallas, Texas
January 15, 2002